UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.

234 Church Street

New Haven, Connecticut 06510

(Address of principal executive offices and zip code)

(203) 404-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.                                        Other Events.

On June 19, 2018, pursuant to the Common Stock Purchase Agreement (the “Purchase Agreement”), dated June 18, 2018, by and between Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) and RPI Finance Trust, a Delaware statutory trust (“RPI”), the Company issued and sold, in a transaction exempt from registration under the Securities Act of 1933, 1,111,111 common shares, of no par value, of the Company (the “Shares”) to RPI.  RPI paid the Company $45.00 per Share for gross proceeds to the Company of $50,000,000.00 before deducting fees and expenses.

Please refer to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 19, 2018 for a summary of the Purchase Agreement.

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Item 9.01.                                        Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Funding Agreement, dated June 18, 2018, by and between Biohaven Pharmaceutical Holding Company Ltd. and RPI Finance Trust.

10.2	Common Stock Purchase Agreement, dated June 18, 2018, by and between Biohaven Pharmaceutical Holding Company Ltd. and RPI Finance Trust.

*  Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.

Date: June 25, 2018	By:	/s/ Vlad Coric, M.D.
	Name:	Vlad Coric, M.D.
	Title:	Chief Executive Officer

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